UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2020

Cardinal Health, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017
(614) 757-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares (without par value)	CAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02: Results of Operations and Financial Condition
The second paragraph of Item 7.01 of this Form 8-K is incorporated by reference into this Item 2.02.

Item 7.01: Regulation FD Disclosure
Cardinal Health, Inc. (the “Company”) today issued a news release announcing that it is initiating voluntary field actions for select surgical procedure packs, which have been on voluntary hold since January 13, 2020. A copy of the news release is included as Exhibit 99.1 to this report.
In connection with the matters described in the release and the January 21, 2020 voluntary recall of certain surgical gowns, the Company expects to record a $96 million pre-tax charge in the three-months ended December 31, 2019. This charge represents our current best estimate of costs for the recalls and field action, including inventory write-offs and other remediation costs, such as costs to replace recalled products. Because loss contingencies are inherently unpredictable and unfavorable developments or resolutions can occur, the amount of ultimate loss may differ materially from this accrual. This charge, and any future increases or adjustments, will be excluded from our non-GAAP financial results.
In addition to the current estimated costs for the three months ended December 31, 2019, we expect that these recalls will have other negative impacts, which could include: government investigations and enforcement actions by the U.S. Food and Drug Administration or other regulators or U.S. or international governmental bodies (possibly resulting in product seizures, additional recalls, the issuance of safety alerts, the suspension or revocation of the authority to produce, distribute and sell products, and other civil or criminal sanctions; losses due to customer and patient claims, including product liability claims and lawsuits; reputational harm; and loss of customers and sales.

Item 9.01: Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description
99.1	News release issued by the Company on January 30 announcing voluntary field actions for select surgical procedure packs

Cautions Concerning Forward-Looking Statements
This Form 8-K contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," “will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and various accruals and estimates. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include the risk that current and future costs associated with the recalls of our surgical gowns and related kits, including inventory write-off costs and other remediation costs, could have a material negative impact on our financial results; the risk that we could lose sales and customers due to the recalls or otherwise; the risks that these recalls could lead to actions by regulators or other governmental entities, and we may receive claims and lawsuits by customers and patients, including class action product liability lawsuits; and the risk that the recalls and related operational impacts could have additional consequences, such as business disruption and distraction of management and other key employees. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. These statements reflect management's views as of January 30, 2020. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise the information in this Form 8-K or the accompanying news release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: January 30, 2020	By:	/s/ JESSICA L. MAYER
Name: Jessica L. Mayer
Title: Chief Legal and Compliance Officer